EXHIBIT 99.1
MCKAY LAW
MICHAEL C. MCKAY (SBN 023354)
7702 East Double Tree Ranch Road
Suite 300
Scottsdale, AZ 85258
Telephone: (480) 681-7000
Facsimile: (480) 348-3999

ROBBINS LLP
BRIAN J. ROBBINS
STEPHEN J. ODDO
ERIC M. CARRINO
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: brobbins@robbinsllp.com
         soddo@robbinsllp.com
         ecarrino@robbinsllp.com

Attorneys for Plaintiff Michael Reid

[Additional Counsel on signature page]

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

MICHAEL REID, Derivatively on Behalf of MICROCHIP TECHNOLOGY, INC.,

Plaintiff,
v.

STEVE SANGHI, GANESH MOORTHY, J. ERIC BJORNHOLT, L.B. DAY, MATTHEW W. CHAPMAN, WADE F. MEYERCORD, AND ESTHER L. JOHNSON,

Defendants,
-and-

MICROCHIP TECHNOLOGY, INC., a Delaware corporation,

Nominal Defendant.
Case No. CV2019-002389 STIPULATION OF SETTLEMENT (Assigned to The Honorable Timothy Thomason)
[Caption continued on next page]

RICHARD DUTRISAC, derivatively on behalf of MICROCHIP TECHNOLOGY INCORPORATED,

    Plaintiff,
v.

STEVE SANGHI, GANESH MOORTHY, JAMES ERIC BJORNHOLT, MATTHEW W. CHAPMAN, WADE F. MEYERCORD, ESTHER L. JOHNSON, L.B. DAY, and KAREN RAPP,

    Defendants,

and

MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation,

    Nominal Defendant.
Case No. CV2021-012459

This Stipulation of Settlement ("Stipulation" or "Settlement") is made and entered into by and among plaintiffs Michael Reid ("Reid") and Richard Dutrisac ("Dutrisac") (collectively, "Plaintiffs"), on behalf of themselves and derivatively on behalf of Microchip Technology Incorporated ("Microchip" or the "Company"), counsel for plaintiffs Robbins LLP ("Robbins"), McKay Law ("McKay"), Johnson Fistel, LLP ("Johnson Fistel"), and Dessaules Law Group ("Dessaules"), defendants Steve Sanghi, Ganesh Moorthy, J. Eric Bjornholt, L.B. Day, Matthew W. Chapman, Wade F. Meyercord, Esther L. Johnson, and Karen Rapp (together, the "Individual Defendants" or "Settling Defendants"), nominal defendant Microchip (together with Plaintiffs and the Settling Defendants, the "Settling Parties"), and counsel for the Individual Defendants and Microchip, Osborn Maledon, P.A. and Wilson Sonsini Goodrich & Rosati, P.C. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in Section IV, ¶A.11) upon Court approval and subject to the terms and conditions hereof.
I.    BACKGROUND
A.    Reid Action
On January 22, 2019, plaintiff Reid filed an action captioned, Reid v. Sanghi, et al., Case No. CV2019-002389, in the Superior Court of Arizona for Maricopa County (the "Arizona Superior Court" or the "Court") against the Individual Defendants and the Company as nominal defendant (the "Reid Action").
Plaintiff Reid alleges that the Individual Defendants breached their fiduciary duties to Microchip and its stockholders by issuing a series of allegedly materially false and misleading statements regarding the operations and financial performance of Microsemi Corporation ("Microsemi"), a computer chip manufacturer it acquired for $10.15 billion. The Reid Action also brings a claim against the Individual Defendants for waste of corporate assets and unjust enrichment.
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiff Reid.
B.    Dutrisac Action
On August 5, 2021, plaintiff Dutrisac filed suit on behalf of Microchip in this Court alleging his demand served on the Board on April 13, 2020 was wrongfully refused by the Microchip Board (the "Dutrisac Action" and together with the Reid Action, the "Actions"). The Dutrisac Action also alleges that the named Individual Defendants breached their fiduciary duties to Microchip and its stockholders by issuing allegedly materially false and misleading statements related to the Company’s acquisition of Microsemi, and as to certain of the Individual Defendants, by trading on material, adverse information related to the Company’s business. The Dutrisac Action brings claims against the named Individual Defendants for breach of fiduciary duties, insider selling, corporate waste, unjust enrichment, and contribution and indemnification.
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiff Dutrisac therein.
C.    Denial of Motions to Dismiss
1.    On March 12, 2021, members of the Audit Committee of Microchip’s Board of Directors moved to dismiss the Reid Action. After full briefing and oral argument, the Court denied the motion to dismiss on April 1, 2022.
2.    On January 28, 2022, members of the Audit Committee of Microchip’s Board of Directors moved to dismiss the Dutrisac Action. After full briefing and oral argument, the Court denied the motion to dismiss on April 7, 2022.
D.    Partial Consolidation of the Stockholder Derivative Actions in the Arizona Superior Court
On January 10, 2023, the Arizona Superior Court entered an Order Granting Joint Stipulation Regarding Partial Consolidation of Derivative Actions. The Court's Order consolidated the Reid and Dutrisac Actions for the limited purpose of pretrial discovery matters. The Order further provided that "[d]iscovery shall proceed according to this Court's prior scheduling orders entered in the Reid and Dutrisac Actions, and, absent stipulation by the parties or further order by the Court, plaintiffs Michael Reid and Richard Dutrisac (‘Plaintiffs’) shall coordinate discovery and be subject to all discovery limitations therein and all disclosure rights and obligations thereunder as if Plaintiffs were a single party." The Settling Defendants produced more than 900,000 pages of documents to Plaintiffs' Counsel and the Settling Parties had begun setting deposition dates.
E.    The Mediation
The Settling Parties actively engaged in continued discussions aimed at potential resolution of the Actions. Specifically, the Settling Parties submitted extensive mediation statements to Robert A. Meyer, Esq. (“Mr. Meyer” or the “Mediator”) and met for a full-day videoconference mediation session before Mr. Meyer, on August 24, 2022. As a result of the mediation and subsequent arm's-length settlement negotiations overseen by the Mediator that followed, the Settling Parties reached an agreement that, subject to approval of the Court, resolves the Actions and the Released Claims as further described herein.
F.    The Microchip Board of Directors' Approval of the Settlement
The members of Microchip's Board of Directors unanimously approved the Settlement on February 21, 2023 and unanimously determined that the Settlement is in the best interests of Microchip and its stockholders. The Settling Defendants acknowledge that the Settlement detailed herein confers substantial benefits for the Company and its stockholders and that the benefits of the Settlement, including the corporate governance enhancements and the $4,000,000 monetary payment to be made by the Company’s insurer(s) to the Company, were caused by Plaintiffs and their counsel’s commencement and prosecution of the Actions.

II.    PLAINTIFFS' CLAIMS AND BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs' Counsel believe that the claims asserted in the Actions have merit. Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through motion practice, trial, and potential appeals. Plaintiffs and Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs' Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Microchip and its stockholders.

III.    THE SETTLING DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiffs. The Settling Defendants expressly deny all allegations of wrongdoing or liability against them, or any of them, or any other current or former Microchip directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, the Settling Defendants deny, among other things, that they or any other current or former Microchip directors or officers breached their fiduciary duties, or any other duty owed to Microchip or its stockholders, or engaged in any wrongdoing whatsoever. The Settling Defendants further deny that Plaintiffs, Microchip, or Microchip's stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they and all other current or former Microchip directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Microchip and its stockholders.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions. The Settling Defendants are entering into this Stipulation solely because the proposed Settlement would eliminate the burden and expense of further litigation, and without admitting any wrongdoing or liability whatsoever.
Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation, including all of the commitments and undertakings agreed to by the Settling Defendants, and all attached Exhibits hereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of Microchip), by and through Plaintiffs' Counsel, and the Settling Defendants and Microchip, by and through their attorneys of record, that in exchange for the consideration set forth below, the Actions and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:
A.    Definitions
As used in this Stipulation the following terms have the meanings specified below:
1.    "Actions" means the futility action filed by plaintiff Reid on January 22, 2019, and captioned Reid v. Sanghi, et al., Case No. CV2019-002389, pending in the Arizona Superior Court ("Reid Action"), and the demand refused action filed by plaintiff Dutrisac on August 5, 2021, and captioned Dutrisac v. Sanghi, Case No. CV2021-012459, pending in the Arizona Superior Court ("Dutrisac Action").
2.    "Court" or "Arizona Superior Court" means the Superior Court of the State of Arizona in and for the County of Maricopa.
3.    "Effective Date" means the first date by which all of the events and conditions specified in Section IV, ¶G of this Stipulation have been met and have occurred.
4.    "Final" means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal.

5.    "Final Order and Judgment" or “Judgment” means the judgment to be rendered by the Court in the Actions upon its final approval of the Settlement, substantially in the form attached as Exhibit B hereto.
6.    "Plaintiffs' Counsel" means the law firms of Robbins, McKay, Johnson Fistel, and Dessaules.
7.    ''Plaintiffs" means plaintiffs Michael Reid and Richard Dutrisac.
8.    "Microchip" or the "Company" means Microchip Technology Incorporated, including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.
9.    "Person" means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.
10.    "Related Parties" means (i) as to Microchip, Microchip's past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, insurers, co-insurers, re-insurers, advisors, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, any entity in which Microchip has a controlling interest, and all officers, directors and employees of Microchip's current and former subsidiaries; and (ii) as to the Settling Defendants, (1) each spouse, immediate family member, heir, executor, estate, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary, or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.
11.    "Released Claims" means all claims, demands, rights, liabilities, and claims for relief of every nature and description whatsoever, known or unknown (as set forth in Section IV, ¶A.17), that have been, or could have been, asserted in the Actions by Plaintiffs, Microchip, or any Microchip stockholder derivatively on behalf of Microchip against the Settling Defendants and Released Persons arising out of, or relating to, any of the facts, transactions, events, matters, occurrences, acts, disclosures, statements, alleged omissions, or alleged failures to act in connection with or related to the acquisition of Microsemi.
12.    "Released Persons" means the Settling Defendants, Microchip, and their respective Related Parties. As defined in Section IV, ¶A.10 above, Related Parties includes, but is not limited to, all current and former Microchip directors and officers, including all those who are named as defendants in the stockholder derivative actions described in Section I, above.
13.    "Settlement" means the terms and conditions contained in this Stipulation.
14.    "Settling Defendants" means Steve Sanghi, Ganesh Moorthy, J. Eric Bjornholt, L.B. Day, Matthew W. Chapman, Wade F. Meyercord, Esther L. Johnson, and Karen Rapp.
15.    "Settling Parties" means, collectively, Plaintiffs, the Settling Defendants, and Microchip.
16.    "Stipulation" means this Stipulation of Settlement.
17.    "Unknown Claims" means any actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined herein), which Plaintiffs, Microchip, or a Microchip stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Microchip, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code §1542, and by any law of any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law that is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Further, with respect to any and all claims released pursuant to Section IV.D, below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons also shall expressly waive, and by operation of the Judgment shall have expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. Plaintiffs, Microchip, and each Microchip stockholder may hereafter discover facts in addition or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Microchip stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
B.    Consolidation
For purposes of effectuating the Settlement, the parties agree and hereby stipulate to the consolidation of the Reid and the Dutrisac actions.
C.    Consideration
1.    In connection of the settlement of the Actions, Defendants through their insurer will pay the total amount of $4 million (the "Settlement Amount") into an interest-bearing escrow account to be established by Plaintiffs' Counsel. The Settlement Amount shall be paid into the escrow account within twenty (20) business days after the later of: (a) the date of entry when the Court enters the Preliminary Approval Order as defined below; or (b) Defendants’ counsel’s receipt from Plaintiffs’ Counsel of the information necessary to effectuate a transfer of funds to the escrow account, including wiring instructions that include the bank name and ABA routing number, account name and number, and a signed W-9 reflecting a valid taxpayer identification number.
2.    Within five (5) business days of the entry of the Final Order and Judgment, Plaintiffs' Counsel shall cause the Settlement Amount and any and all interest earned thereon, less the attorneys’ fees and expense awarded by the Court from the Settlement Amount, and Plaintiffs' service awards, to be paid from the escrow account to Microchip.
3.    Also, in connection with the settlement of the Actions, the Microchip Board of Directors has approved the implementation of the corporate governance measures detailed below. Microchip shall implement the corporate governance measures specified herein within sixty (60) days following final judicial approval of the proposed Settlement by the Court. Microchip acknowledges and agrees that the corporate governance enhancements set forth below confer substantial benefits upon Microchip and its stockholders. Microchip acknowledges that the commencement and prosecution of the Actions and negotiations of the Settlement with Plaintiffs' Counsel were the cause of the Company’s decision to implement and enhance its corporate governance measures and internal controls programs. Except as otherwise specified, the corporate governance enhancements and internal controls programs described below shall remain in effect for five (5) years from the date of adoption.
Enhancement of Management-Level Disclosure Committee
1.    Function
(a)    The Company shall maintain its management-level Disclosure Committee ("Disclosure Committee") and adopt a charter for the Disclosure Committee. The Disclosure Committee will review its charter annually. Any changes to the Disclosure Committee's charter must be approved by the Certifying Officers (defined below).
(b)    The function of the Disclosure Committee will be to review certain public disclosures made by the Company in its U.S. Securities and Exchange Commission ("SEC") filings. The Committee will review the disclosures with respect to whether they: (i) are accurate, complete, and timely; (ii) fairly present the Company's financial condition, results of operations and cash flows in material respects; and (iii) meet any other applicable laws and stock exchange requirements that are brought to the attention of the Committee. The Disclosure Committee shall hold regular meetings prior to each Form 10-K and Form 10-Q filing required by the Securities Exchange Act of 1934.
2.    Composition
(a)    The Disclosure Committee members shall consist of the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and the Chief Compliance Officer ("CCO") (described infra), and other representatives of the Company. Additional committee members may be appointed and/or removed by the CEO and/or CFO (the "Certifying Officers") at any time. One member of the Disclosure Committee will be designated the Committee's Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings. Any interpretation of the charter or the Disclosure Committee's procedures shall be made by the Disclosure Committee Chairperson. The Chairperson or the Certifying Officers may retain outside consultants or advisors as appropriate. The Chairperson will report quarterly to the Audit Committee of the Board. The Company shall also finalize a formal written charter for the Disclosure Committee, which has been reviewed by Plaintiffs’ Counsel prior to the execution of this Stipulation.
3.    Duties and Responsibilities

(a)    The Disclosure Committee shall:
(i)    Establish and maintain policies and procedures designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to the public is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company's disclosure controls;
(ii)    Participate in the evaluation of the effectiveness of the Company's disclosure controls annually;
(iii)    Review drafts of the Company's Form 10-Q and Form 10-K and approve as to form and content materially final versions of the Company's Form 10-Q and Form 10-K filings;
(iv)    Provide updates to the Audit Committee, as appropriate, concerning disclosure and related risk factor issues identified by the Disclosure Committee; and
(v)    Provide updates to the Board, as appropriate, to ensure that the Board has sufficient information relevant to the Disclosure Committee's work such that the Board can appropriately discharge its obligations.
(b)    In order to execute its responsibilities, the Disclosure Committee shall have full access to all Company books, records, facilities and employees, including independent auditors.
Acquisition Oversight Reforms
1.    In connection with any mergers and acquisitions that are material to the Company ("Acquisition" -- which for purpose of this Section C shall mean that the acquisition is of a publicly traded company of any size or a private company with a purchase price equal to or greater than 5% of the Company's market capitalization at the time the definitive agreement is signed), management shall do the following:
(a)    Present to the Board concerning acquisition priorities for due diligence that address lessons learned from prior acquisitions;
(b)    Present to the Board concerning management's analysis of the potential benefits and risks of material acquisitions;
(c)    Present to the Board management's analysis and recommendations regarding such acquisition; and
(d)    Following any material acquisition of another company, conduct a "lessons learned" session with the Board and provide periodic updates concerning the status of integration efforts.
2.    The Company shall adhere to the following policies concerning a potential or actual Acquisition:
(a)    The Insider Trading Compliance Officer shall consult with external counsel with respect to stock trading windows in or around Acquisitions, including during the period from any offering being made through closing.
(b)    For the first quarterly period ending after the closing of an Acquisition, the Company shall disclose the revenue and profit from the business that was acquired.
Enhancements to the Duties and Responsibilities of the Audit Committee
1.    The Board shall adopt an updated charter of the Audit Committee that includes provisions, or shall otherwise provide, that:
(a)    The Audit Committee shall be responsible for evaluating disciplinary recommendations for violations of codes of conduct by executive officers and directors, and, together with the Company's independent directors (excepting any independent director who may be the subject of disciplinary review), making final determinations regarding such discipline;
(b)    The Company shall have a policy that:
(i)    prohibits executive officers from interfering with or exercising undue influence on any member of the Audit Committee concerning any discoveries or conclusions of any Audit Committee investigation;
(ii)    prohibits Company executive officers from requesting information from members of the Audit Committee concerning an Audit Committee's investigation, discoveries, or conclusions; and
(iii)    requires that all Company executives cooperate with Audit Committee investigations, and that any failure to cooperate may be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board;
(c)    The Audit Committee shall receive a report from the Company's management and the Company's independent auditors regarding the financial statements included in the Company's Form 10-K and Form 10-Q; and
(d)    The Audit Committee shall receive quarterly reports from the Company's CCO.
Appointment of Chief Compliance Officer
1.    Microchip shall appoint a CCO (who need not be an executive officer). The CCO shall work with senior management (including the General Counsel) on matters of corporate compliance, ethics, and governance. The CCO shall assume primary responsibility for oversight and administration of the Company's corporate governance policies (including the Code of Business Conduct and Ethics, and Corporate Governance Guidelines), coordinating with other senior executives in fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The CCO will assist the Audit Committee and the Board in fulfilling their oversight duties with respect to the Company's compliance with applicable laws and regulations.
2.    The CCO's responsibilities shall include:
(a)    Managing and overseeing the Company's Corporate Governance Guidelines;
(b)    Serving on the Company's Disclosure Committee;
(c)    Retaining independent third-party advisors as appropriate;
(d)    Working with the Company's General Counsel to evaluate the adequacy of the Company's legal and regulatory compliance; and
(e)    Overseeing executive training in risk assessment, compliance, and public and internal communications, and facilitating and overseeing the training of new Board members.
Director Term Limits
1.    No non-employee director shall serve as a member of the Board for a period of time exceeding seventeen (17) years. This term shall be implemented within one (1) year from the date such terms are agreed to and shall be maintained for no less than twenty (20) years. This term shall apply to all non-employee directors on the Board as of the Effective Date; however, it will not be retroactively applied (i.e., for current directors, years served before the implementation of this requirement do not count toward the 17 years.)
Lead Independent Director
1.    In the event the Chair of the Board is not an "independent director", the Board shall appoint a Lead Independent Director who satisfies such independence. The Lead Independent Director may receive such additional compensation for his or her services as the Board of the Company may determine. The Lead Independent Director shall have the following responsibilities:
(a)    To review Board meeting agendas in advance of each meeting and Board meeting schedules to ensure sufficient time for discussion of agenda items;
(b)    To consult and collaborate with the non-independent Chair as appropriate;
(c)    Chair any executive sessions of the Board which occur outside the presence of the non-independent Chair, the CEO and any other members of management then serving on the Board;
(d)    To call meetings of independent directors at any time he or she deems appropriate;
(e)    To chair Board meetings when the non-independent Chair is not present;
(f)    To retain outside advisors in connection with the performance of these duties as he or she deems appropriate; and
(g)    To perform such other duties as the Board may deem appropriate from time to time.
Enhanced Director Independence
1.    The Board shall revise the Company's Bylaws and Corporate Governance Guidelines to require three-fourths of the directors (rounded down) of the Board be "independent" as defined by the Nasdaq Stock Market, Inc. (e.g., for a seven-person board, five directors must be independent).
2.    If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, or if one or more directors cease to be independent due to circumstances beyond their reasonable control, Microchip shall within 180 days regain compliance with these requirements.
Board Self Evaluation
1.    The Company's Corporate Governance Guidelines shall be revised to provide for mandatory evaluation of the effectiveness of the Board's governance and oversight procedures in a process designed and approved by the Nominating, Governance and Sustainability Committee, which shall consider NACD or other sources of guidance regarding governance best practices. The evaluation process shall address the adequacy and timeliness of information and advisory resources made available to Board members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson's effectiveness, among other matters. The Nominating, Governance and Sustainability Committee will review the results and prepare recommendations for improvements to the whole Board and any relevant committees.
D.    Settlement Procedures
1.    After execution of this Stipulation, Plaintiffs shall promptly submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the "Preliminary Approval Order"), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 ("Long-Form Notice") and A-2 ("Short-Form Notice"; the Long-Form Notice and Short Form Notice collectively, the "Settlement Notice"), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

2.    Within seven (7) business days following the Court's entry of the Preliminary Approval Order, Microchip shall cause the Stipulation and Long-Form Notice to be filed with the U.S. Securities and Exchange Commission ("SEC") along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in Investor's Business Daily. The SEC filing will be accessible via a link on the “Investor Relations” page of https://www.Microchip.com, the address of which shall be contained in the Settlement Notice. Microchip shall bear all costs associated with this Settlement Notice, or any other form or manner of notice approved and/or required by the Court.
3.    Plaintiffs will also request that no less than forty-five (45) days after the Settlement Notice is given, the Court hold a hearing in the Actions (the "Settlement Hearing") to consider and determine whether the Final Order and Judgment, substantially in the form of Exhibit B hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; and (b) dismissing with prejudice the Actions against the Settling Defendants.
4.    Pending the Effective Date, all proceedings and discovery in the Actions shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement.
E.    Releases
1.    Upon the Effective Date, as defined in Section IV, ¶A.3, Microchip, Microchip stockholders, or any Person acting on behalf of Microchip and Plaintiffs (acting on their own behalf and/or derivatively on behalf of Microchip) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have or could have been asserted in the Actions by Plaintiffs, Microchip, or any Microchip stockholder derivatively on behalf of Microchip, or Microchip against the Settling Defendants or the Released Persons arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, alleged omissions, or alleged failures to act related to the acquisition of Microsemi. Nothing herein shall in any way impair or restrict the rights of any Settling Party or any other Released Person to enforce the terms of the Stipulation.
2.    Upon the Effective Date, as defined in Section IV, ¶A.3, Microchip, Microchip stockholders, or any Person acting on behalf of Microchip, and Plaintiffs (acting on his own behalf and derivatively on behalf of Microchip and its stockholders) shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Actions, or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
3.    Upon the Effective Date, as defined in Section IV, ¶A.3, each of the Released Persons and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and all current Microchip stockholders (solely in their capacity as Microchip stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
F.    Plaintiffs' Counsel's Separately Negotiated Attorneys' Fees and Expenses
1.    After negotiating and agreeing upon the principal terms of the Settlement, Plaintiffs' Counsel and Microchip, acting by and through its counsel, with the assistance of the Mediator, separately negotiated the attorneys' fees and expenses the Company would pay to Plaintiffs' Counsel. In light of the substantial benefits conferred by Plaintiffs' Counsel's efforts, Microchip, acting by and through its Board of Directors, has agreed not to oppose a fee and expense award of $3 million, consisting of (i) 30 percent of the $4 million Settlement Amount, or $1.2 million, subject to Court approval; and (ii) $1.8 million from Microchip, in connection with the corporate governance measures, which the Company agrees to pay subject to Court approval (the "Fee and Expense Amount").
2.    Within ten (10) calendar days following the Court's issuance of the Judgment, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, Microchip shall make payment of $1.8 million in connection with the corporate governance measures, subject to Court approval, to an account controlled by Plaintiffs' Counsel. Additionally, Plaintiffs' Counsel shall withdraw the fee amount awarded by the Court from the Settlement Amount, which in any event shall not exceed $1.2 million, from the Settlement Amount. If, as a result of any further order of the Court or as a result of any appeal, remand, or successful collateral attack, the Effective Date does not occur or if the Fee and Expense Amount is not approved or is modified or overturned, in whole or in part, then Plaintiffs' Counsel shall be responsible for repayment to Microchip of the amount received by them. Neither Microchip nor any other Released Persons shall have any obligations with respect to Plaintiffs' Counsel's fees and/or expenses beyond the Fee and Expense Amount.
3.    Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated by the Mediator, and if mediation is unsuccessful, decided on a final, binding, non-appealable basis by the Mediator, on the terms and subject to the processes and procedures set forth by the Mediator in his sole discretion. The

Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel, and split evenly among Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel.
4.    Plaintiffs intend to request that the Court approve service awards for Plaintiffs Reid and Dutrisac not to exceed $5,000 each, in recognition of the time and effort each has contributed to the litigation. Defendants agree not to oppose the request for service awards for Plaintiffs, which will be paid out of the Settlement Amount.
G.    Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
1.    The Effective Date shall be conditioned on the occurrence of all of the following events:
(a)    The Court has entered the Judgment, substantially in the form of Exhibit B attached hereto; and
(b)    The Judgment has become Final.
2.    If any of the conditions specified in Section IV, G.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of this Section IV, G.2, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation is terminated, cancelled, or otherwise fails to become effective for any reason:
(a)    the Settling Parties, Released Persons, and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;
(b)    all negotiations, proceedings, documents prepared, and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding; and
(c)    the terms and provisions of the Stipulation—with the exception of the provisions of Section H.4 and Section H.11—shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tune.
3.    No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys' fees, costs, expenses, and interest awarded by the Court to Plaintiffs' Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.
H.    Miscellaneous Provisions
1.    The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
2.    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Microchip and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Arizona Rules of Civil Procedure and all other similar laws. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.
3.    Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Microchip and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.
4.    Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Microchip; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or Microchip in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

5.    All agreements made and orders entered during the course of the Actions relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.
6.    All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.    This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
8.    This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Actions and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.
9.    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Released Persons, and the Releasing Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger, or change-in-control of Microchip shall not void this Stipulation; provided, however, that if the Company’s stock is no longer publicly traded in the future, the corporate governance enhancements shall no longer apply.  The Settling Parties further agree that, in the event of a planned, proposed, or actual sale, merger, or change-in-control of Microchip, they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
10.    Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Microchip and its counsel, and Plaintiffs, Plaintiffs' Counsel, and Liaison Counsel shall bear their own fees, costs, and expenses.
11.    Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
12.    Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.
13.    Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.
14.    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.
15.    The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
16.    This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.
17.    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and the Judgment and for matters arising out of, concerning, or relating thereto. In the event that a dispute arises between any of the Settling Parties and/or Released Persons concerning compliance with any term of this Stipulation, the Settling Parties agree that such dispute shall be mediated in good faith before the Mediator. Only after the Settling Parties and Mr. Meyer determine that mediation of such dispute has failed shall relief be sought through a proceeding before the Court.
18.    This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Arizona, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Arizona without giving effect to Arizona's choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated ____________, 2023.

Dated: March 24, 2023	ROBBINS LLP /s/ Stephen J. Oddo
STEPHEN J. ODDO
BRIAN J. ROBBINS ERIC M. CARRINO 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 E-mail: brobbins@robbinsllp.com soddo@robbinsllp.com
MCKAY LAW MICHAEL C. MCKAY (SBN 023354) 7702 East DoubleTree Ranch Road Suite 300 Scottsdale, AZ 85258 Telephone: (480) 681-7000 Facsimile: (480) 348-3999 Attorneys for Plaintiff Michael Reid
Dated: March 24, 2023	JOHNSON FISTEL, LLP /s/ Michael I. Fistel
MICHAEL I. FISTEL, JR.
MARY ELLEN CONNER 40 Powder Springs Street Marietta, GA 30064 Telephone: (470) 632-6000 Facsimile: (770) 200-3101 E-mail: MichaelF@JohnsonFistel.com

DESAULES LAW GROUP
JONATHAN A. DESSAULES
5343 North 16th Street, Suite 200
Phoenix, AZ 85016
Telephone: (602) 274-5400
Facsimile: (602) 274-5401
E-mail:

FRANK J. JOHNSON
501 West Broadway, Suite 800
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856
E-mail: FrankJ@JohnsonFistel.com

Attorneys for Plaintiff Richard Dutrisac

Dated: March 24, 2023	OSBORN MALEDON, P.A. /s/ David B. Rosenbaum
DAVID B. ROSENBAUM JOSEPH N. ROTH
2929 North Central Ave., 21st Floor Phoenix, AZ 85012 Telephone: Facsimile: E-mail:
WILSON SONSINI GOODRICH & ROSATI KEITH E. EGGLETON 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Facsimile: (650)493-6811 E-mail: keggleton@wsgr.com Attorneys for Defendants

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

MICHAEL REID, Derivatively on Behalf of MICROCHIP TECHNOLOGY, INC.,

Plaintiff,
v.

STEVE SANGHI, GANESH MOORTHY, J. ERIC BJORNHOLT, L.B. DAY, MATTHEW W. CHAPMAN, WADE F. MEYERCORD, AND ESTHER L. JOHNSON,

Defendants,
-and-

MICROCHIP TECHNOLOGY, INC., a Delaware corporation,

Nominal Defendant.
Case No. CV2019-002389 NOTICE OF PROPOSED STOCKHOLDER DERIVATIVE SETTLEMENT EXHIBIT A-1 (Assigned to The Honorable Timothy Thomason)
[Caption continued on next page]

RICHARD DUTRISAC, derivatively on behalf of MICROCHIP TECHNOLOGY INCORPORATED,

    Plaintiff,
v.

STEVE SANGHI, GANESH MOORTHY, JAMES ERIC BJORNHOLT, MATTHEW W. CHAPMAN, WADE F. MEYERCORD, ESTHER L. JOHNSON, L.B. DAY, and KAREN RAPP,

    Defendants,

and

MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation,

    Nominal Defendant.
Case No. CV2021-012459

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF MICROCHIP TECHNOLOGY INCORPORATED ("MICROCHIP" OR THE "COMPANY") COMMON STOCK AS OF MARCH 24, 2023 (THE "RECORD DATE").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTIONS (THE "ACTIONS") AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD MICROCHIP COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE NOTE THAT THE ACTIONS ARE DERIVATIVE ACTIONS BROUGHT BY STOCKHOLDERS OF THE COMPANY FOR THE BENEFIT OF THE COMPANY, AND THERE IS NO CLAIM FORM BECAUSE NO INDIVIDUAL HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE ACTIONS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the "Settlement") of the Actions. This Notice is provided by Order of the Superior Court of the State of Arizona for Maricopa County (the "Court"). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Actions or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in a written Stipulation of Settlement, dated March __, 2023 ("Stipulation"). The text of the Stipulation is included with a Form 8-K that was filed with the U.S. Securities and Exchange Commission (the "SEC") on April 14, 2023, and can be viewed at and/or downloaded at the "SEC Filings" link on the "Investor Relations" page at https://www.microchip.com/en-us/about/investors.

I.    WHY THE COURT HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the actions styled Reid v. Sanghi, et al., Case No. CV2019-002389 (Ariz. Super. Ct.-Maricopa Cnty.), and Dutrisac v. Sanghi, et al., Case No. CV2021-012459 (Ariz. Super. Ct.-Maricopa Cnty.), filed in the Court on January 22, 2019, and August 5, 2021, respectively. Plaintiffs Michael Reid and Richard Dutrisac, on behalf of themselves and derivatively on behalf of Microchip; defendants Steve Sanghi, Ganesh Moorthy, J. Eric Bjornholt, L.B. Day, Matthew W. Chapman, Wade F. Meyercord, Esther L. Johnson, and Karen Rapp (together, the "Individual Defendants" or "Settling Defendants"), nominal defendant Microchip (together with Plaintiffs and the Settling Defendants, the "Settling Parties"), have agreed upon terms to settle the above-referenced Actions and have signed the Stipulation setting forth those settlement terms.
On June 14, 2023 at 9:00 a.m., a hearing (the "Settlement Hearing") will be held before the Court, at East Court Building, 101 West Jefferson, Phoenix, Arizona 85003, to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate, including the separately negotiated amounts for Plaintiffs' Counsel's attorneys' fees and expenses, and should be finally approved; (ii) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances. The Court has the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, as well as to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice to Microchip stockholders. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time, and platform before going to the Court, and you may consult the Court’s calendar and/or Plaintiffs’ Counsel’s website for any change in date or time of, or platform used for the Settlement Hearing. The Court may also approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Microchip stockholders.

II.    THE MICROCHIP DERIVATIVE ACTIONS
A.    Reid Action
On January 22, 2019, plaintiff Reid filed an action captioned, Reid v. Sanghi, et al., Case No. CV2019-002389, in the Superior Court of Arizona for Maricopa County against the Individual Defendants and the Company as nominal defendant (the "Reid Action").

Plaintiff Reid alleges that the Individual Defendants breached their fiduciary duties to Microchip and its stockholders by issuing a series of allegedly materially false and misleading statements regarding the operations and financial performance of Microsemi Corporation ("Microsemi"), a computer chip manufacturer it acquired for $10.15 billion. The Reid Action also brings a claim against the Individual Defendants for waste of corporate assets and unjust enrichment.
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiff Reid.
B.    Dutrisac Action
On August 5, 2021, plaintiff Dutrisac filed suit on behalf of Microchip in this Court alleging his demand served on the Board on April 13, 2020 was wrongfully refused by the Microchip Board (the "Dutrisac Action" and together with the Reid Action, the "Actions"). The Dutrisac Action also alleges that the named Individual Defendants breached their fiduciary duties to Microchip and its stockholders by issuing allegedly materially false and misleading statements related to the Company’s acquisition of Microsemi, and as to certain of the Individual Defendants, by allegedly trading on material, adverse information related to the Company’s business. The Dutrisac Action brings claims against the named Individual Defendants for breach of fiduciary duties, insider selling, corporate waste, unjust enrichment, and contribution and indemnification.
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiff Dutrisac.
C.    Denial of Motions to Dismiss
On March 12, 2021, members of the Audit Committee of Microchip’s Board of Directors moved to dismiss the Reid Action. After full briefing and oral argument, the Court denied the motion to dismiss on April 1, 2022.
On January 28, 2022, members of the Audit Committee of Microchip’s Board of Directors moved to dismiss the Dutrisac Action. After full briefing and oral argument, the Court denied the motion to dismiss on April 7, 2022.
D.    Partial Consolidation of the Stockholder Derivative Actions in the Arizona Superior Court
On January 10, 2023, the Arizona Superior Court entered an Order Granting Joint Stipulation Regarding Partial Consolidation of Derivative Actions. The Court's Order consolidated the Reid and Dutrisac Actions for the limited purpose of pretrial discovery matters. The Order further provided that "[d]iscovery shall proceed according to this Court's prior scheduling orders entered in the Reid and Dutrisac Actions, and, absent stipulation by the parties or further order by the Court, plaintiffs Michael Reid and Richard Dutrisac ("Plaintiffs") shall coordinate discovery and be subject to all discovery limitations therein and all disclosure rights and obligations thereunder as if Plaintiffs were a single party." The Settling Defendants produced more than 900,000 pages of documents to Plaintiffs' Counsel and the Settling Parties had begun setting deposition dates. As part of the Settlement, the parties will request that the Court consolidate the Reid and Dutrisac Actions for all purposes.
E.    The Mediation
The Settling Parties actively engaged in continued discussions aimed at potential resolution of the Actions. Specifically, the Settling Parties submitted extensive mediation statements to Robert A. Meyer, Esq. (“Mr. Meyer” or the “Mediator”) and met for a full-day videoconference mediation session before Mr. Meyer on August 24, 2022. As a result of the mediation and subsequent arm's-length settlement negotiations overseen by the Mediator that followed, the Settling Parties reached an agreement that, subject to approval of the Court, resolves the Actions and the Released Claims as further described herein.
F.    The Microchip Board of Directors' Approval of the Settlement
The members of Microchip's Board of Directors unanimously approved the Settlement on February 21, 2023, and unanimously determined that the Settlement is in the best interests of Microchip and its stockholders. The Settling Defendants acknowledge that the corporate governance measures detailed herein create substantial benefits for the Company and its stockholders, and the benefits of the Settlement, including the corporate governance enhancements and the $4,000,000 monetary payment to be made by the Company’s insurer(s) to the Company, were caused by Plaintiffs’ and their counsel’s commencement and prosecution of the Actions.

III.    THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiffs. The Settling Defendants expressly deny all allegations of wrongdoing or liability against them, or any of them, or any other current or former Microchip directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, the Settling Defendants deny, among other things, that they or any other current or former Microchip directors or officers breached their fiduciary duties, or any other duty owed to Microchip or its stockholders, or engaged in any wrongdoing whatsoever. The Settling Defendants further deny that Plaintiffs, Microchip, or Microchip's stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they and all other current or former Microchip directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Microchip and its stockholders.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions. The Settling Defendants are entering into this Settlement solely because the Settlement would eliminate the burden and expense of further litigation, and without admitting any wrongdoing or liability whatsoever.

IV.    TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
In connection of the Settlement of the Actions, Defendants through their insurer have agreed to pay the total amount of $4 million (the "Settlement Amount").
Also in connection with the Settlement of the Actions, the Microchip Board of Directors has approved the implementation of the corporate governance measures detailed below within sixty (60) days following final judicial approval of the proposed settlement by the Court. Except as otherwise specified, the corporate governance enhancements and internal controls programs described below shall remain in effect for five (5) years from the date of adoption.
The Settlement also provides that the Actions and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants.
Enhancement of Management-Level Disclosure Committee
Function:
(a)    The Company shall maintain its management-level Disclosure Committee ("Disclosure Committee") and adopt a charter for the Disclosure Committee. The Disclosure Committee will review its charter annually. Any changes to the Disclosure Committee's charter must be approved by the Certifying Officers (defined below).
(b)    The function of the Disclosure Committee will be to review certain public disclosures made by the Company in its U.S. Securities and Exchange Commission ("SEC") filings. The Committee will review the disclosures with respect to whether they: (i) are accurate, complete, and timely; (ii) fairly present the Company's financial condition, results of operations and cash flows in material respects; and (iii) meet any other applicable laws and stock exchange requirements that are brought to the attention of the Committee. The Disclosure Committee shall hold regular meetings prior to each Form 10-K and Form 10-Q filing required by the Securities Exchange Act of 1934.
Composition:
The Disclosure Committee members shall consist of the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and the Chief Compliance Officer ("CCO") (described infra), and other representatives of the Company. Additional committee members may be appointed and/or removed by the CEO and/or CFO (the "Certifying Officers") at any time. One member of the Disclosure Committee will be designated the Committee's Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings. Any interpretation of the charter or the Disclosure Committee's procedures shall be made by the Disclosure Committee Chairperson. The Chairperson or the Certifying Officers may retain outside consultants or advisors as appropriate. The Chairperson will report quarterly to the Audit Committee of the Board. The Company shall also finalize a formal written charter for the Disclosure Committee, which has been reviewed by Plaintiff’s Counsel prior to the execution of this Stipulation.
Duties and Responsibilities:
(a)    The Disclosure Committee shall:
(i)    Establish and maintain policies and procedures designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to the public is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company's disclosure controls;
(ii)    Participate in the evaluation of the effectiveness of the Company's disclosure controls annually;
(iii)    Review drafts of the Company's Form 10-Q and Form 10-K and approve as to form and content materially final versions of the Company's Form 10-Q and Form 10-K filings;

(iv)    Provide updates to the Audit Committee, as appropriate, concerning disclosure and related risk factor issues identified by the Disclosure Committee; and
(v)    Provide updates to the Board, as appropriate, to ensure that the Board has sufficient information relevant to the Disclosure Committee's work such that the Board can appropriately discharge its obligations.
(b)    In order to execute its responsibilities, the Disclosure Committee shall have full access to all Company books, records, facilities, and employees, including independent auditors.
Acquisition Oversight Reforms
In connection with any mergers and acquisitions that are material to the Company ("Acquisition" -- which for purpose of this Section IV shall mean that the acquisition is of a publicly traded company of any size or a private company with a purchase price equal to or greater than 5% of the Company's market capitalization at the time the definitive agreement is signed), management shall do the following:

(a)    Present to the Board concerning acquisition priorities for due diligence that address lessons learned from prior acquisitions;
(b)    Present to the Board concerning management's analysis of the potential benefits and risks of material acquisitions;
(c)    Present to the Board management's analysis and recommendations regarding such acquisition; and
(d)    Following any material acquisition of another company, conduct a "lessons learned" session with the Board and provide periodic updates concerning the status of integration efforts.
The Company shall adhere to the following policies concerning a potential or actual Acquisition:
(a)    The Insider Trading Compliance Officer shall consult with external counsel with respect to stock trading windows in or around Acquisitions, including during the period from any offering being made through closing.
(b)    For the first quarterly period ending after the closing of an Acquisition, the Company shall disclose the revenue and profit from the business that was acquired.
Enhancements to the Duties and Responsibilities of the Audit Committee
The Board shall adopt an updated charter of the Audit Committee that includes provisions, or shall otherwise provide, that:
(a)    The Audit Committee shall be responsible for evaluating disciplinary recommendations for violations of codes of conduct by executive officers and directors, and, together with the Company's independent directors (excepting any independent director who may be the subject of disciplinary review), making final determinations regarding such discipline;
(b)    The Company shall have a policy that:
(i)    prohibits executive officers from interfering with or exercising undue influence on any member of the Audit Committee concerning any discoveries or conclusions of any Audit Committee investigation;
(ii)    prohibits Company executive officers from requesting information from members of the Audit Committee concerning an Audit Committee's investigation, discoveries, or conclusions; and
(iii)    requires that all Company executives cooperate with Audit Committee investigations, and that any failure to cooperate may be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board;
(c)    The Audit Committee shall receive a report from the Company's management and the Company's independent auditors regarding the financial statements included in the Company's Form 10-K and Form 10-Q; and
(d)    The Audit Committee shall receive quarterly reports from the Company's CCO.
Appointment of Chief Compliance Officer
Microchip shall appoint a CCO (who need not be an executive officer). The CCO shall work with senior management (including the General Counsel) on matters of corporate compliance, ethics, and governance. The CCO shall assume primary responsibility for oversight and administration of the Company's corporate governance policies (including the Code of Business Conduct and Ethics, and Corporate Governance Guidelines), coordinating with other senior executives in fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The CCO will assist the Audit Committee and the Board in fulfilling their oversight duties with respect to the Company's compliance with applicable laws and regulations.
The CCO's responsibilities shall include:
(a)    Managing and overseeing the Company's Corporate Governance Guidelines;
(b)    Serving on the Company's Disclosure Committee;
(c)    Retaining independent third-party advisors as appropriate;
(d)    Working with the Company's General Counsel to evaluate the adequacy of the Company's legal and regulatory compliance; and
(e)    Overseeing executive training in risk assessment, compliance, and public and internal communications, and facilitating and overseeing the training of new Board members.
Director Term Limits
No non-employee director shall serve as a member of the Board for a period of time exceeding seventeen (17) years. This term shall be implemented within one (1) year from the date such terms are agreed to and shall be maintained for no less than twenty (20) years. This term shall apply to all non-employee directors on the Board as of the Effective Date; however, it will not be retroactively applied (i.e., for current directors, years served before the implementation of this requirement do not count toward the 17 years.)
Lead Independent Director
In the event the Chair of the Board is not an "independent director", the Board shall appoint a Lead Independent Director who satisfies such independence. The Lead Independent Director may receive such additional compensation for his or her services as the Board of the Company may determine. The Lead Independent Director shall have the following responsibilities:

(a)    To review Board meeting agendas in advance of each meeting and Board meeting schedules to ensure sufficient time for discussion of agenda items;
(b)    To consult and collaborate with the non-independent Chair as appropriate;
(c)    Chair any executive sessions of the Board which occur outside the presence of the non-independent Chair, the CEO and any other members of management then serving on the Board;
(d)    To call meetings of independent directors at any time he or she deems appropriate;
(e)    To chair Board meetings when the non-independent Chair is not present;
(f)    To retain outside advisors in connection with the performance of these duties as he or she deems appropriate; and
(g)    To perform such other duties as the Board may deem appropriate from time to time.
Enhanced Director Independence
The Board shall revise the Company's Bylaws and Corporate Governance Guidelines to require three-fourths of the directors (rounded down) of the Board be "independent" as defined by the Nasdaq Stock Market, Inc. (e.g., for a seven-person board, five directors must be independent).
If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, or if one or more directors cease to be independent due to circumstances beyond their reasonable control, Microchip shall within 180 days regain compliance with these requirements.
Board Self Evaluation
The Company's Corporate Governance Guidelines shall be revised to provide for mandatory evaluation of the effectiveness of the Board's governance and oversight procedures in a process designed and approved by the Nominating, Governance and Sustainability Committee, which shall consider NACD or other sources of guidance regarding governance best practices. The evaluation process shall address the adequacy and timeliness of information and advisory resources made available to Board members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson's effectiveness, among other matters. The Nominating, Governance and Sustainability Committee will review the results and prepare recommendations for improvements to the whole Board and any relevant committees.

V.    PLAINTIFFS' COUNSEL SEPARATELY NEGOTIATED ATTORNEYS' FEES AND EXPENSES
After negotiating and agreeing upon the principal terms of the Settlement, Plaintiffs' Counsel and Microchip, acting by and through its counsel, with the assistance of the Mediator, separately negotiated the attorneys' fees and expenses the Company would pay to Plaintiffs' Counsel. In light of the substantial benefits conferred by Plaintiffs' Counsel's efforts, Microchip has agreed not to oppose a fee and expense award of up to $3 million, consisting of (i) 30 percent of the $4 million Settlement Amount, or $1.2 million, subject to Court approval; and (ii) $1.8 million from Microchip, in connection with the corporate governance measures, which the Company agrees to pay subject to Court approval (the "Fee and Expense Amount").
Plaintiffs intend to request that the Court approve service awards for Plaintiffs Reid and Dutrisac not to exceed $5,000 each, in recognition of the time and effort each has contributed to the litigation. Defendants have agreed not to oppose the request for service awards for Plaintiffs, which will be paid out of the Settlement Amount.

VI.    REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Action and all of the disputes related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Microchip, and its stockholders.
1.    Why Did Lead Plaintiff Agree to Settle?
Plaintiffs and Plaintiffs' Counsel believe that the claims asserted in the Actions have merit. Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through motion practice, trial, and potential appeals. Plaintiffs and Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs' Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Microchip and its stockholders.
2.    Why Did the Settling Defendants Agree to Settle?
As set forth in Section III, the Settling Defendants deny each and every one of the claims and contentions alleged by Plaintiffs. The Settling Defendants have further asserted and continue to assert that at all relevant times, they and all other current or former Microchip directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Microchip and its stockholders. Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions.
Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms of the Stipulation, the Stipulation, including all of the commitments and undertakings agreed to by the Settling Defendants, and all attached Exhibits thereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

VII.    SETTLEMENT HEARING
On June 14, 2023, at 9:00 a.m., the Court will hold the Settlement Hearing at East Court Building, 101 West Jefferson, Phoenix, Arizona 85003. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation. The Court has the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, as well as to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice to Microchip stockholders. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time, and platform before going to the Court, and you may consult the Court’s calendar and/or Plaintiffs’ Counsel’s website for any change in date or time of, or platform used for the Settlement Hearing. The Court may also approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Microchip stockholders.
Pending determination of whether the Settlement should be approved, no Microchip stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.

VIII.    RIGHT TO ATTEND SETTLEMENT HEARING
Microchip stockholders as of the Record Date may, but are not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Microchip stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
1.    Right to Object to the Proposed Derivative Settlement and Procedures for Doing So
Any Microchip stockholder who held stock as of March 24, 2023 may appear and show cause, if he, she, or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why separately negotiated attorneys' fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
2.    You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
(a)    Your name, legal address, and telephone number;
(b)    Proof of being a Microchip stockholder as of the Record Date;
(c)    The date(s) you acquired your Microchip shares;
(d)    A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;
(e)    Notice of whether you or your counsel intend to appear at the Settlement Hearing (appearance is not required if you have lodged your objection with the Court); and
(f)    Copies of any papers you or your counsel intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
(g)    The Court may not consider any objection that does not substantially comply with these requirements.
3.    You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs, Defendants, and Microchip

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN MAY 31, 2023. The Court Clerk's address is:

Clerk of the Superior Court for Maricopa County
201 West Jefferson
Phoenix, AZ 85003

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND TO COUNSEL FOR DEFENDANTS AND MICROCHIP SO THEY ARE RECEIVED NO LATER THAN MAY 31, 2023. Counsel's addresses are:

Plaintiffs' Counsel:

STEPHEN J. ODDO
ERIC M. CARRINO
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122

Or

MICHAEL I. FISTEL, JR.
MARY ELLEN CONNER
JOHNSON FISTEL LLP
40 Powder Springs Street
Marietta, GA 30064

Counsel Defendants and Microchip:

KEITH E. EGGLETON
WILSON SONSINI GOODRICH
& ROSATI, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs' Counsel and Counsel for Defendants and Microchip.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation and waived any right to otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and shall be bound by the releases given and the Judgment to be entered by the Court.

IX.    HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Action at the Court Clerk's office at any time during regular business hours of each business day. The Clerk's office is located at 201 West Jefferson, Phoenix, AZ 85003. You or your counsel must appear in person to inspect these documents. The Clerk's office will not mail copies to you. You may also view and download the Stipulation on the "Investor Relations" page of Microchip's website at https://www.microchip.com/en-us/about/investors.
If you have any questions about matters in this Notice you may contact by telephone Plaintiffs' Counsel at (619) 525-3990 or in writing at Stephen J. Oddo, 5060 Shoreham Place, Suite 300, San Diego, CA 92122 or soddo@robbinsllp.com or at (470) 632-6000 or in writing at Michael I. Fistel, Jr., 40 Powder Springs Street, Marietta, GA 30064 or michaelf@johnsonfistel.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

BY ORDER OF THE SUPERIOR COURT OF THE STATE OF ARIZONA